Exhibit 99.1
AMENDMENT NO. 2
          AMENDMENT NO. 2 dated as of December 11, 2006 between LAMAR MEDIA CORP. (the “Company”), LAMAR ADVERTISING OF PUERTO RICO, INC., formerly known as “QMC Media II, Inc.” (the “Initial Subsidiary Borrower”), the SUBSIDIARY GUARANTORS party hereto (the “Subsidiary Guarantors”), LAMAR ADVERTISING COMPANY (“Holdings”) and JPMORGAN CHASE BANK, N.A., as administrative agent for the lenders parties to the Credit Agreement referenced below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
          The Company, the Initial Subsidiary Borrower, the Subsidiary Guarantors, the lenders parties thereto and the Administrative Agent are parties to a Credit Agreement dated as of September 30, 2005 (as modified and supplemented and in effect immediately prior to the effectiveness of this Amendment No. 2, the “Credit Agreement”). The Company, the Initial Subsidiary Borrower, the Subsidiary Guarantors, Holdings and the Administrative Agent (pursuant to authority granted by and having obtained all necessary consents of the Required Lenders party to the Credit Agreement) wish now to amend the Credit Agreement, the Pledge Agreement and the Holdings Guaranty and Pledge Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:
          Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.
          Section 2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 7 hereof, but effective as of the date hereof, the Credit Agreement shall be amended as follows:
          2.01. References Generally. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
          2.02. Introductory Paragraphs. The recital paragraphs in the Credit Agreement shall be amended to read in their entirety as follows:
     “CREDIT AGREEMENT dated as of September 30, 2005 between LAMAR MEDIA CORP., each “SUBSIDIARY BORROWER” that may be designated as such hereunder pursuant to Section 5.02(b) or Section 5.02(c), the SUBSIDIARY GUARANTORS party hereto, the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
     The Company has requested that the Lenders extend credit, by means of loans and letters of credit, to it in an aggregate amount up to but not exceeding $800,000,000 (and, subject to Section 2.01(c), to it and the Subsidiary Borrowers in an aggregate amount up to but not exceeding $1,557,000,000) to (i) refinance certain indebtedness and
Amendment No. 2

(ii) provide funds for future acquisitions and the general corporate purposes of the Company and its Restricted Subsidiaries (as defined herein). The Lenders are willing to extend such credit upon the terms and conditions of this Agreement and, accordingly, the parties hereto agree as follows:”
          2.03. References to “Subsidiary Borrower”. The Credit Agreement shall be amended by replacing each reference therein to the words “Subsidiary Borrower” (other than references otherwise amended pursuant to this Section 2) with the words “Initial Subsidiary Borrower”, and realphabetizing any definition that requires the same as a result of such replacement.
          2.04. Definitions Generally. Section 1.01 of the Credit Agreement shall be amended by amending the following definitions to read in their entirety as follows (to the extent already included in said Section 1.01) and adding the following definitions in the appropriate alphabetical location (to the extent not already included in said Section 1.01):
     “Additional Subsidiary Borrower” has the meaning assigned to such term in Section 5.02(c).
     “Additional Subsidiary Borrower Designation Letter” means an Additional Subsidiary Borrower Designation Letter substantially in the form of Exhibit H between the Company, the relevant Additional Subsidiary Borrower and the Administrative Agent.
     “Amendment No. 2 Effective Date” means the date upon which the conditions precedent set forth in Section 7 of Amendment No. 2 hereto shall have been satisfied or waived.
     “Borrowers” means (i) the Company, (ii) effective upon the designation thereof pursuant to Section 5.02(b), the Initial Subsidiary Borrower and (iii) effective upon the designation thereof pursuant to Section 5.02(c), each Additional Subsidiary Borrower.
     “Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Guaranteed Obligations” means (a) in the case of the Company and the Subsidiary Guarantors, the principal of and interest on the Loans made by the Lenders to each Subsidiary Borrower and all other amounts from time to time owing to the Lenders or the Administrative Agent by such Subsidiary Borrower hereunder or under any other Loan Document, and all obligations of such Subsidiary Borrower to any Lender (or any Affiliate thereof) under any Swap Agreement, in each case strictly in accordance with the terms thereof and (b) in the case of the Subsidiary Guarantors, the principal of and interest on the Loans made by the Lenders to the Company, all LC Disbursements and all other amounts from time to time owing to the Lenders, the Issuing Lenders or the Administrative Agent by the Company hereunder or under any other Loan Document,
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and all obligations of the Company to any Lender (or any Affiliate thereof) under any Swap Agreement, in each case strictly in accordance with the terms thereof.
     “Incremental Loan Commitment” means, with respect to each Lender, the amount of the offer of such Lender to make Incremental Loans of any Series that is accepted by the Company in accordance with the provisions of Section 2.01(c), as such amount may be (a) reduced from time to time pursuant to Sections 2.07 and 2.09 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The aggregate amount of the Incremental Loan Commitments of all Series shall not exceed $500,000,000 (excluding the $37,000,000 of Series A Incremental Loans and the $70,000,000 of additional Incremental Loans that may be made to Subsidiary Borrowers and excluding also the $150,000,000 of Series B Incremental Loans).
     “Lenders” means each Incremental Loan Lender, each Lender that has executed a Lender Addendum, and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
     “Subsidiary Borrowers” means, collectively, the Initial Subsidiary Borrower and each Additional Subsidiary Borrower.
     “Unrestricted Subsidiaries” means any Subsidiary of the Company that (a) shall have been designated as an “Unrestricted Subsidiary” in accordance with the provisions of Section 1.05 and (b) any Subsidiary of an Unrestricted Subsidiary; notwithstanding the foregoing, so long as a Subsidiary Borrower is designated as a Borrower in accordance with Section 5.02(b) or Section 5.02(c) and remains a Borrower under this Agreement, such Subsidiary Borrower shall not be an Unrestricted Subsidiary.
          2.05. Incremental Loans. Section 2.01(c) of the Credit Agreement shall be amended to read in its entirety as follows:
     “(c) Incremental Loans. In addition to Borrowings of Revolving Credit Loans and Term Loans pursuant to paragraphs (a) and (b) above, at any time and from time to time, the Company (and a Subsidiary designated by the Company in accordance with the requirements of Section 5.02(b) or Section 5.02(c)) may request that the Lenders (or other financial institutions agreed to by the Company and the Administrative Agent) offer to enter into commitments to make additional term loans (each such loan being herein called an “Incremental Loan”) under this paragraph (c) to the Company (or, as applicable, such Subsidiary Borrower). In the event that one or more of the Lenders (or such other financial institutions) offer, in their sole discretion, to enter into such commitments, and such Lenders (or financial institutions) and the Company agree as to the amount of such commitments that shall be allocated to the respective Lenders (or financial institutions) making such offers and the fees (if any) to be payable by the Company in connection therewith, such Lenders (or financial institutions) shall become obligated to make Incremental Loans under this Agreement in an amount equal to the amount of their respective Incremental Loan Commitments (and such financial institutions shall become
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“Incremental Loan Lenders” hereunder). The Incremental Loans to be made pursuant to any such agreement between the Company (or, as applicable, the respective Subsidiary Borrower) and one or more Lenders (including any such new Lenders) in response to any such request by the Company shall be deemed to be a separate “Series” of Incremental Loans for all purposes of this Agreement.
     Anything herein to the contrary notwithstanding, (i) the minimum aggregate principal amount of Incremental Loan Commitments entered into pursuant to any such request (and, accordingly, the minimum aggregate principal amount of any Series of Incremental Loans) shall be $50,000,000 (except that in the case of Incremental Loan Commitments made available to a Subsidiary Borrower, such minimum aggregate principal amount shall be $5,000,000), (ii) the aggregate principal amount of all Incremental Loan Commitments and all outstanding Series of Incremental Loans shall not exceed $500,000,000 (excluding the $37,000,000 of Series A Incremental Loans and the $70,000,000 of additional Incremental Loans that may be made to Subsidiary Borrowers and excluding also the $150,000,000 of Series B Incremental Loans), and (iii) the aggregate principal amount of all Incremental Loan Commitments and all outstanding Series of Incremental Loans to all Subsidiary Borrowers shall not exceed $107,000,000. Except as otherwise expressly provided herein, the Incremental Loans of any Series shall have the interest rate, amortization schedule and maturity date as shall be agreed upon by the Lenders in respect thereof and the Company (or, in the case of Incremental Loans to a Subsidiary Borrower, such Subsidiary Borrower).
     Following the acceptance by the Company of the offers made by any one or more Lenders to make any Series of Incremental Loans pursuant to the foregoing provisions of this paragraph (c), each Incremental Loan Lender in respect of such Series of Incremental Loans severally agrees, on the terms and conditions of this Agreement, to make such Incremental Loans to the Company or the respective Subsidiary Borrower, as applicable, during the period from and including the date of such acceptance to and including the commitment termination date specified in the agreement entered into with respect to such Series in an aggregate principal amount up to but not exceeding the amount of the Incremental Loan Commitment of such Incremental Loan Lender in respect of such Series as in effect from time to time. Thereafter, subject to the terms and conditions of this Agreement, the Company or the respective Subsidiary Borrower, as applicable, may convert Incremental Loans of such Series of one Type into Incremental Loans of such Series of another Type (as provided in Section 2.06) or continue Incremental Loans of such Series of one Type as Incremental Loans of such Series of the same Type (as provided in Section 2.06). Incremental Loans of any Series that are prepaid may not be reborrowed as Incremental Loans of the same Series.
     Proceeds of Incremental Loans shall be available for any use permitted under the applicable provisions of Section 6.09.”
Amendment No. 2

          2.06. Optional Prepayments. Section 2.09(a) of the Credit Agreement shall be amended to read in its entirety as follows:
     “(a) Optional Prepayments. The Borrowers shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with paragraph (d) of this Section 2.09. Each prepayment of Term Loans or Incremental Loans shall be applied to the Term Loans and Incremental Loans ratably in accordance with the respective outstanding principal amounts of such Term Loans and Incremental Loans (and, in the case of Incremental Loans, to all Series thereof ratably in accordance with the respective outstanding principal amounts of such Series), and pro rata to the installments thereof in accordance with the respective aggregate principal amounts of the Term Loans and Incremental Loans outstanding on the date of such prepayment, provided that, at its option exercised by notice to the Administrative Agent, (i) the relevant Borrower may elect to apply an amount of such prepayment equal to the installments of such Loans due on the four Quarterly Dates immediately following the date of such prepayment to such installments in direct order of maturity, (ii) in the case of any prepayment by the Company after Incremental Loans have been made to a Subsidiary Borrower, the Company may elect to exclude the Incremental Loans of such Subsidiary Borrower from such prepayment (notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans) and (iii) in the case of any prepayment by a Subsidiary Borrower after Incremental Loans have been made to it, such Subsidiary Borrower may elect to exclude the Term Loans and the Incremental Loans of the Company from such prepayment (again, notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans).”
          2.07. Mandatory Prepayments. Section 2.09(b) of the Credit Agreement shall be amended to read in its entirety as follows:
     “(b) Mandatory Prepayments. The Borrowers shall make prepayments of the Loans hereunder as follows:
     (i) Casualty Events. Upon the date 270 days following the receipt by a Borrower or any of its Subsidiaries of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of such Borrower or any of its Restricted Subsidiaries (or upon such earlier date as such Borrower or such Restricted Subsidiary, as the case may be, shall have determined not to repair or replace the property affected by such Casualty Event), such Borrower shall prepay the Loans of such Borrower (and/or, in the case of the Company, provide cover for LC Exposure of the Company as specified in Section 2.04(i)) in an aggregate amount, if any, equal to 100% of the Net Available Proceeds of such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property (it being understood that if Net Available Proceeds committed to be applied are not in fact applied within twelve months of the respective Casualty Event, then such Proceeds shall be applied to the prepayment of Loans and cover for LC Exposure as provided in this clause (i) at the expiration of such twelve-month period), such
Amendment No. 2

prepayment and reduction to be effected in each case in the manner and to the extent specified in clause (iii) of this Section 2.09(b).
     (ii) Sale of Assets. Without limiting the obligation of the Borrowers to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, each Borrower agrees, on or prior to the occurrence of any Disposition affecting property of such Borrower or any of its Restricted Subsidiaries, to deliver to the Administrative Agent a statement certified by a Financial Officer, in form and detail reasonably satisfactory to the Administrative Agent, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by such Borrower or any of its Subsidiaries in cash and, unless such Borrower shall elect to reinvest such Net Cash Payments as provided below, such Borrower will prepay the Loans of such Borrower hereunder (and/or, in the case of the Company, provide cover for LC Exposure of the Company as specified in Section 2.04(i)) as follows:
     (w) upon the date of such Disposition, in an aggregate amount equal to 100% of such estimated amount of the Net Cash Payments of such Disposition, to the extent received by such Borrower or any of its Subsidiaries in cash on the date of such Disposition; and
     (x) thereafter, quarterly, on the date of the delivery by such Borrower to the Administrative Agent pursuant to Section 6.01 of the financial statements for any quarterly fiscal period or fiscal year, to the extent such Borrower or any of its Subsidiaries shall receive Net Cash Payments during the quarterly fiscal period ending on the date of such financial statements in cash under deferred payment arrangements or Disposition Investments entered into or received in connection with any Disposition, an amount equal to (A) 100% of the aggregate amount of such Net Cash Payments minus (B) any transaction expenses associated with Dispositions and not previously deducted in the determination of Net Cash Payments plus (or minus, as the case may be) (C) any other adjustment received or paid by such Borrower or any of its Subsidiaries pursuant to the respective agreements giving rise to Dispositions and not previously taken into account in the determination of the Net Cash Payments of Dispositions, provided that if prior to the date upon which such Borrower would otherwise be required to make a prepayment under this clause (x) with respect to any quarterly fiscal period the aggregate amount of such Net Cash Payments (after giving effect to the adjustments provided for in this clause (x)) shall exceed $5,000,000, then such Borrower shall within three Business Days make a prepayment under this clause (x) in an amount equal to such required prepayment.
Prepayments of Loans (and cover for LC Exposure) shall be effected in each case in the manner and to the extent specified in clause (iii) of this Section 2.09(b).
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     Notwithstanding the foregoing, a Borrower shall not be required to make a prepayment (or provide cover) pursuant to this Section 2.09(b)(ii) with respect to the Net Cash Payments from any Disposition in the event that such Borrower advises the Administrative Agent at the time a prepayment is required to be made under the foregoing clauses (w) or (x) that it intends to reinvest such Net Cash Payments into assets reasonably related to the outdoor advertising, out-of-home media and logo signage business of such Borrower and its Restricted Subsidiaries pursuant to one or more Capital Expenditures or Acquisitions permitted hereunder, so long as the Net Cash Payments from any Disposition by such Borrower or any of its Restricted Subsidiaries are in fact so reinvested within 180 days of such Disposition (it being understood that, in the event more than one Disposition shall occur during any 180-day period, the Net Cash Payments received in connection with such Dispositions shall be reinvested in the order in which such Dispositions shall have occurred) and, accordingly, any such Net Cash Payments so held for more than 180 days shall be forthwith applied to the prepayment of Loans (and cover for LC Exposure) as provided in clause (iii) of this Section 2.09(b).
     Anything herein to the contrary notwithstanding, the Borrowers shall not be required to make any prepayment pursuant to this clause (ii) with respect to the first $20,000,000 of Net Cash Payments received by the Borrowers.
     (iii) Application. Upon the occurrence of any of the events described in the above paragraphs of this Section 2.09(b), the amount of the required prepayment shall be applied first, to the prepayment of the Term Loans and Incremental Loans (if any) of the respective Borrower (or, in the case such Borrower is the Company, to the prepayment of the Term Loans and Incremental Loans of all Borrowers), in each case ratably in accordance with the respective then-outstanding aggregate amounts of such Loans, and second, in the case of the Company, after the prepayment in full of the Term Loans and Incremental Loans, to the repayment of the Revolving Credit Loans, without reduction of the Revolving Credit Commitments, provided that, at its option exercised by notice to the Administrative Agent, in the case of any prepayment by the Company after Incremental Loans have been made to a Subsidiary Borrower, the Company may elect to exclude the Incremental Loans of such Subsidiary Borrower from such prepayment, until all Term Loans and Incremental Loans other than such Incremental Loans shall have been paid in full (notwithstanding the requirement above that prepayments be applied ratably to the Term Loans and Incremental Loans).
     Each such prepayment of the Term Loans and Incremental Loans shall be applied ratably to the installments thereof in accordance with the respective aggregate principal amounts of the Term Loans and Incremental Loans outstanding on the date of such prepayment, provided that, at its option exercised by notice to the Administrative Agent, the relevant Borrower may elect to apply an amount of such prepayment equal to the installments of such Loans due on the
Amendment No. 2

four Quarterly Dates immediately following the date of such prepayment to such installments in direct order of maturity.”
          2.08. Foreign Lenders. Section 2.15(e) of the Credit Agreement shall be amended to read in its entirety as follows:
     “(e) Foreign Lenders. Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments and prepayments under this Agreement shall deliver to the applicable Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments and prepayments to be made without withholding or at a reduced rate (provided that in the case of any Subsidiary Borrower, a Lender’s inability to provide such form because it is legally not entitled to do so will not affect its entitlement to additional amounts under this Section).”
          2.09. The Guarantee. The first paragraph of Section 3.01 of the Credit Agreement shall be amended to read in its entirety as follows:
     “SECTION 3.01. The Guarantee. Each Guarantor hereby jointly and severally guarantees to each Lender (and each Affiliate thereof party to any Swap Agreement), each Issuing Lender and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration, by prepayment or otherwise) of the Guaranteed Obligations of such Guarantor. Each Subsidiary Guarantor hereby further agrees that if any Borrower (and the Company hereby further agrees that if any Subsidiary Borrower) shall fail to pay in full when due (whether at stated maturity, by acceleration, by prepayment or otherwise) any of such Guarantor’s Guaranteed Obligations, such Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.”
          2.10. Initial Subsidiary Borrower. Section 5.02(b)(v) of the Credit Agreement shall be amended to read in its entirety as follows:
     “(v) Intentionally Left Blank. This clause (v) is intentionally left blank.”
          2.11. Additional Subsidiary Borrowers. Section 5.02 of the Credit Agreement shall be amended by adding a new paragraph (c) at the end thereof to read as follows:
     “(c) Incremental Loans to an Additional Subsidiary Borrower. In addition to the Initial Subsidiary Borrower, the Company may designate a Wholly Owned Subsidiary of the Company organized under the laws of Puerto Rico, Canada (or a Province thereof), Mexico or any other non-U.S. jurisdiction designated by the Borrower as an “Additional
Amendment No. 2

Subsidiary Borrower” hereunder (herein, an “Additional Subsidiary Borrower”). The obligation of each Incremental Loan Lender to make an Incremental Loan to an Additional Subsidiary Borrower is subject to the receipt by the Administrative Agent of each of the following documents, each of which shall be satisfactory to the Administrative Agent (and to the extent specified below, to each Incremental Loan Lender) in form and substance (or such condition shall have been waived in accordance with Section 10.02):
     (i) Additional Subsidiary Borrower Designation Letter. A completed Additional Subsidiary Borrower Designation Letter, substantially in the form of Exhibit H, executed by the Company and such Additional Subsidiary Borrower.
     (ii) Organizational Documents. Such documents and certificates as the Administrative Agent or Special Counsel may reasonably request relating to the organization, existence and good standing of such Additional Subsidiary Borrower, the authorization of the Transactions and any other legal matters relating to such Additional Subsidiary Borrower, this Agreement, the related Additional Subsidiary Borrower Designation Letter or the Transactions, all in form and substance satisfactory to the Administrative Agent and Special Counsel.
     (iii) Opinion of Counsel to such Additional Subsidiary Borrower. If requested by the Administrative Agent, a favorable written opinion of counsel, satisfactory to the Administrative Agent, for such Additional Subsidiary Borrower.
     (iv) Compliance with Financial Covenants. Evidence satisfactory to the Administrative Agent that after giving effect to such Borrowing and the other transactions that are to occur on the date of such Borrowing (under the assumption that such Borrowing and such other transactions had been consummated on the first day of the respective periods for which calculations are to be made under the covenants set forth in Section 7.09), the Company would have been in compliance with the applicable provisions of Section 7.09, and a Financial Officer shall have delivered a certificate to the foregoing effect to the Administrative Agent.
     (v) Other Documents. Such other documents as the Administrative Agent or any Incremental Loan Lender or Special Counsel may reasonably request.”
          2.12. References to “either Borrower”. The Credit Agreement shall be amended by replacing each reference therein to the words “either Borrower” with the words “any Borrower”.
          2.13. New Exhibit H. The Credit Agreement shall be amended by adding a new Exhibit H thereto in the form of Annex 1 hereto.
Amendment No. 2

          Section 3. Amendments to Pledge Agreement. Subject to the satisfaction of the conditions precedent specified in Section 7 hereof, but effective as of the date hereof, the Pledge Agreement shall be amended as follows:
          3.01. References Generally. References in the Pledge Agreement (including references to the Pledge Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Pledge Agreement as amended hereby.
          3.02. Introductory Paragraphs. The first two recital paragraphs in the Pledge Agreement shall be amended to read in their entirety as follows:
     “PLEDGE AGREEMENT dated as of September 30, 2005 between LAMAR MEDIA CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company”); the “SUBSIDIARY BORROWERS” that may be designated as such hereunder pursuant to the below-referenced Credit Agreement (effective upon such designation, the “Subsidiary Borrowers” and, together with the Company, the “Borrowers”); each of the subsidiaries of the Company listed on the signature pages hereto under the caption “INITIAL SUBSIDIARY GUARANTORS” (the “Initial Subsidiary Guarantors”); each of the additional entities, if any, that becomes a “Subsidiary Guarantor” hereunder as contemplated by Section 6.10 (each an “Additional Subsidiary Guarantor” and together with the Initial Subsidiary Guarantors, the “Subsidiary Guarantors”; the Subsidiary Guarantors together with the Borrowers, being herein called the “Securing Parties”); and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders party to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
     The Securing Parties are parties to a Credit Agreement dated as of September 30, 2005 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) providing, subject to the terms and conditions thereof, for extensions of credit (including by means of the making of loans and the issuance of letters of credit) to be made by the Lenders named therein (collectively, together with any entity that becomes a “Lender” party to the Credit Agreement after the date hereof as provided therein, the “Lenders” and, together with Administrative Agent and any successors or assigns of any of the foregoing and, in respect of Swap Agreements, any affiliate of any Lender, the “Secured Parties”) to the Company. In addition, the Borrowers may from time to time be obligated to one or more of the Lenders (or their affiliates) under the Credit Agreement in respect of one or more Swap Agreements under and as defined in the Credit Agreement (collectively, the “Swap Agreements”).”
          3.03. Definition of “Secured Obligations”. Section 1.01 of the Pledge Agreement shall be amended by amending the following definition to read in its entirety as follows:
     “Secured Obligations” means, collectively, (a) in the case of the Company, the principal of and interest on the Loans made by the Lenders to the Borrowers (including without limitation, the Incremental Loans), all LC Disbursements and all other amounts from time to time owing to the Secured Parties by the Company under the Credit
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Agreement (including, without limitation, in respect of its Guarantee under Article III of the Credit Agreement) or any Swap Agreement, (b) in the case of a Subsidiary Borrower, the principal of and interest on the Loans made by the Lenders to such Subsidiary Borrower and all other amounts from time to time owing to the Secured Parties by such Subsidiary Borrower under the Credit Agreement or any Swap Agreement, (c) in the case of each Subsidiary Guarantor, all obligations of such Subsidiary Guarantor under the Credit Agreement (including, without limitation, in respect of its Guarantee under Article III of the Credit Agreement) and (d) in the case of each Securing Party, all other obligations of such Securing Party to the Secured Parties and the Administrative Agent hereunder. For purposes hereof, it is understood any Secured Obligations to a Person arising under a Swap Agreement entered into at the time such Person (or an affiliate thereof) is a “Lender” party to the Credit Agreement shall nevertheless continue to constitute Secured Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Loans and other interests in the Credit Agreement and, therefor, at the time a claim is to be made in respect of such Secured Obligations, such Person (or its affiliate) is no longer a “Lender” party to the Credit Agreement; provided that such Person shall not be entitled to the benefits of this Section unless, at the time it ceased to be a “Lender” party to the Credit Agreement, it shall have notified the Administrative Agent of the existence of such Swap Agreement.
          3.04. Certain Provisions Applicable to Subsidiary Borrower. Section 6.11 of the Pledge Agreement shall be amended to read in its entirety as follows:
     “SECTION 6.11. Certain Provisions Applicable to Subsidiary Borrowers. Anything herein to the contrary notwithstanding, it is the intention of this Agreement that the Liens upon property of a Subsidiary Borrower hereunder shall secure only the Secured Obligations of such Subsidiary Borrower, and no other Secured Obligations. In addition, in the event that a Subsidiary Borrower shall become a party hereto and shall at such time or at any time thereafter have any Subsidiary, such Subsidiary Borrower shall, and shall cause each such Subsidiary to, take such actions and execute and deliver such instruments, as shall be requested by the Administrative Agent in order that each such Subsidiary shall guarantee the obligations of such Subsidiary Borrower under the Credit Agreement and grant, pursuant to this Pledge Agreement or a separate instrument governed by the law of Puerto Rico, Canada, Mexico or other applicable law, as the case may be, in form and substance satisfactory to the Administrative Agent, a Lien in favor of the Administrative Agent for the benefit of the Lenders as collateral security for the obligations of such Subsidiary under and in respect of such Guarantee.”
          Section 4. Amendments to Holdings Guaranty and Pledge Agreement. Subject to the satisfaction of the conditions precedent specified in Section 7 hereof, but effective as of the date hereof, the Holdings Guaranty and Pledge Agreement shall be amended as follows:
          4.01. References Generally. References in the Holdings Guaranty and Pledge Agreement (including references to the Holdings Guaranty and Pledge Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Holdings Guaranty and Pledge Agreement as amended hereby.
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          4.02. Introductory Paragraphs. The second recital paragraph in the Holdings Guaranty and Pledge Agreement shall be amended to read in its entirety as follows:
     “Lamar Media Corp., a Delaware corporation (the “Company”), the Subsidiary Borrowers that may be or may become a party thereto (the “Subsidiary Borrowers” and together with the Company, the “Borrowers”), the Subsidiary Guarantors named therein, the lenders named therein and JPMorgan Chase Bank, N.A., as administrative agent, are party to a Credit Agreement dated as of September 30, 2005 (as modified and supplemented and in effect from time to time, the “Credit Agreement”) providing, subject to the terms and conditions thereof, for extensions of credit (by means of loans and letters of credit) to be made by said lenders (collectively, together with any entity that becomes a “Lender” party to the Credit Agreement after the date hereof as provided therein, the “Lenders” and, together with Administrative Agent and any successors or assigns of any of the foregoing, the “Secured Parties”) to the Company. In addition, the Borrowers may from time to time be obligated to one or more of the Lenders (or their affiliates) under the Credit Agreement in respect of Swap Agreements under and as defined in the Credit Agreement (collectively, the “Swap Agreements”).”
          4.03. References to “either Borrower”. The Holdings Guaranty and Pledge Agreement shall be amended by replacing each reference therein to the words “either Borrower” with the words “any Borrower”.
          Section 5. Consent to Amendment of 6-5/8% Senior Subordinated Notes due 2015. The Administrative Agent hereby consents to an amendment to the 6-5/8% Senior Subordinated Notes due 2015 of the Company issued on August 16, 2005 as described in the Consent Solicitation Statement attached as Annex 2 hereto.
          Section 6. Representations and Warranties. Each of the Company, the Initial Subsidiary Borrower, Holdings and the Subsidiary Guarantors represents and warrants to the Lenders and the Administrative Agent, as to itself and each of its subsidiaries, as of the date hereof and the Amendment No. 2 Effective Date, that (i) the representations and warranties set forth in Article IV of the Credit Agreement and the other Loan Documents are true and complete as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 2 and (ii) no Default or Event of Default has occurred and is continuing.
          Section 7. Conditions Precedent. The amendments set forth in Sections 2, 3 and 4 hereof, and the consent set forth in Section 5 hereof, shall each become effective as of the date hereof upon receipt by the Administrative Agent (or Special Counsel) of executed counterparts of this Amendment No. 2 from the Company, the Initial Subsidiary Borrower, each Subsidiary Guarantor and Holdings, and execution hereof by the Administrative Agent.
          Section 8. Security Documents. Each of the Company, the Initial Subsidiary Borrower, Holdings and the Subsidiary Guarantors confirms its obligations under the Pledge Agreement and the Holdings Guaranty and Pledge Agreement, as applicable, and each of the
Amendment No. 2

Company and the Subsidiary Guarantors hereby confirms its obligations under Article III of the Credit Agreement.
          Section 9. Miscellaneous. Except as herein provided, each of the Credit Agreement, the Pledge Agreement and the Holdings Guaranty and Pledge Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.
Amendment No. 2

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

LAMAR MEDIA CORP.
By:	/s/ Keith A. Istre
Name:
Title:

LAMAR ADVERTISING OF PUERTO RICO, INC., formerly known as “QMC Media II, Inc.”
By:	/s/ Keith A. Istre
Name:
Title:
Amendment No. 2

SUBSIDIARY GUARANTORS

INTERSTATE LOGOS, L.L.C. THE LAMAR COMPANY, L.L.C. LAMAR CENTRAL OUTDOOR, LLC
By: Lamar Media Corp., Their Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer

LAMAR ADVERTISING SOUTHWEST, INC. LAMAR OKLAHOMA HOLDING COMPANY, INC. LAMAR DOA TENNESSEE HOLDINGS, INC. LAMAR OBIE CORPORATION
By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

Interstate Logos, L.L.C. Entities:

MISSOURI LOGOS, LLC
KENTUCKY LOGOS, LLC
OKLAHOMA LOGOS, L.L.C.
MISSISSIPPI LOGOS, L.LC.
DELAWARE LOGOS, L.L.C.
NEW JERSEY LOGOS, L.L.C.
GEORGIA LOGOS, L.L.C.
VIRGINIA LOGOS, LLC
MAINE LOGOS, L.L.C.
WASHINGTON LOGOS, L.L.C.

By: Interstate Logos, L.L.C.
Their Managing Member
By: Lamar Media Corp.
Its: Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

Interstate Logos, L.L.C. Entities continued:

NEBRASKA LOGOS, INC.
OHIO LOGOS, INC.
UTAH LOGOS, INC.
SOUTH CAROLINA LOGOS, INC.
MINNESOTA LOGOS, INC.
MICHIGAN LOGOS, INC.
FLORIDA LOGOS, INC.
NEVADA LOGOS, INC.
TENNESSEE LOGOS, INC.
KANSAS LOGOS, INC.
COLORADO LOGOS, INC.
NEW MEXICO LOGOS, INC.

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer

TEXAS LOGOS, L.P. By: Oklahoma Logos, L.L.C. Its: General Partner By: Interstate Logos, L.L.C. Its: Managing Member By: Lamar Media Corp. Its: Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

The Lamar Company, L.L.C. Entities:

LAMAR ADVERTISING OF COLORADO SPRINGS, INC.
LAMAR TEXAS GENERAL PARTNER, INC.
TLC PROPERTIES, INC.
TLC PROPERTIES II, INC.
LAMAR PENSACOLA TRANSIT, INC.
LAMAR ADVERTISING OF YOUNGSTOWN, INC.
LAMAR ADVERTISING OF MICHIGAN, INC.
LAMAR ELECTRICAL, INC.
AMERICAN SIGNS, INC.
LAMAR OCI NORTH CORPORATION
LAMAR OCI SOUTH CORPORATION
LAMAR ADVERTISING OF KENTUCKY, INC.
LAMAR FLORIDA, INC.
LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
LAMAR OHIO OUTDOOR HOLDING CORP.
OUTDOOR MARKETING SYSTEMS, INC.

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

The Lamar Company, L.L.C. Entities continued:

LAMAR ADVERTISING OF PENN, LLC
LAMAR ADVERTISING OF LOUISIANA, L.L.C.
LAMAR TENNESSEE, L.L.C.
LC BILLBOARD, L.L.C.
LAMAR AIR, L.L.C.

By: The Lamar Company, L.L.C.
Their Managing Member
By: Lamar Media Corp.
Its: Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer

LAMAR TEXAS LIMITED PARTNERSHIP By: Lamar Texas General Partner, Inc. Its: General Partner

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

The Lamar Company, L.L.C. Entities continued:

TLC PROPERTIES, L.L.C. TLC FARMS, L.L.C. By: TLC Properties, Inc. Their Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer

LAMAR T.T.R., L.L.C. By: Lamar Advertising of Youngstown, Inc. Its: Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer

OUTDOOR MARKETING SYSTEMS, L.L.C. By: Outdoor Marketing Systems, Inc. Its: Managing Member

By:	/s/ Keith A. Istre
	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

Lamar Central Outdoor, LLC Entities:

LAMAR ADVANTAGE HOLDING COMPANY PREMERE OUTDOOR, INC.

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer

OUTDOOR PROMOTIONS WEST, LLC TRIUMPH OUTDOOR RHODE ISLAND, LLC

By: Triumph Outdoor Holdings, LLC Their Managing Member By: Lamar Central Outdoor, LLC Its: Managing Member By: Lamar Media Corp. Its: Managing Member

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

Lamar Central Outdoor, LLC Entities continued:

TRIUMPH OUTDOOR HOLDINGS, LLC LAMAR ADVANTAGE GP COMPANY, LLC LAMAR ADVANTAGE LP COMPANY, LLC

By: Lamar Central Outdoor, LLC Their Managing Member By: Lamar Media Corp. Its: Managing Member

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer

LAMAR ADVANTAGE OUTDOOR COMPANY, L.P. By: Lamar Advantage GP Company, LLC Its: General Partner By: Lamar Central Outdoor, LLC Its: Managing Member By: Lamar Media Corp. Its: Managing Member

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

Lamar Oklahoma Holding Company, Inc. Entities:

LAMAR BENCHES, INC. LAMAR I-40 WEST, INC. LAMAR ADVERTISING OF OKLAHOMA, INC.

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer
Lamar DOA Tennessee Holdings, Inc. Entities:

LAMAR DOA TENNESSEE, INC.

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

Lamar Obie Corporation Entities:

O.B. WALLS, INC.

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer

OBIE BILLBOARD, LLC

By: Lamar Obie Corporation Its: Managing Member

By:	/s/ Keith A. Istre

	Title:	Executive Vice-President/ Chief Financial Officer
Amendment No. 2

ADMINISTRATIVE AGENT JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Christophe Vohmann
Name:
Title:

Amendment No. 2

HOLDINGS LAMAR ADVERTISING COMPANY
By:	/s/ Keith A. Istre
Name:
Title:

Amendment No. 2

Annex 1
     EXHIBIT H
[Form of Additional Subsidiary Borrower Designation Letter]
ADDITIONAL SUBSIDIARY BORROWER DESIGNATION LETTER
[Date]

To:	JPMorgan Chase Bank, N.A. as Administrative Agent Attention: [__________]

Re:	Credit Agreement dated as of September 30, 2005 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), between Lamar Media Corp. (the “Company”), the Subsidiary Guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.
Dear Ladies and Gentlemen:
          This letter is an “Additional Subsidiary Borrower Designation Letter” being delivered to you pursuant to the above-referenced Credit Agreement. Except as otherwise provided herein, terms defined in the Credit Agreement are used herein as defined therein.
          By its signature below, the Company hereby designates [________________] as an “Additional Subsidiary Borrower” under the Credit Agreement and the Pledge Agreement (the “Additional Subsidiary Borrower”). By its signature below, the Additional Subsidiary Borrower hereby agrees to be bound by all of the provisions of the Credit Agreement and the Pledge Agreement applicable to it in its capacity as a “Subsidiary Borrower” thereunder. In addition, the Additional Subsidiary Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:
     (a) it is a Wholly Owned Subsidiary of the Company and is a corporation duly organized, validly existing and in good standing under the laws of [________];
Additional Subsidiary Borrower Designation Letter

     (b) each of the representations and warranties applicable to it set forth in Article IV of the Credit Agreement, and Article II of the Pledge Agreement (to the extent relating to it or to the Pledged Equity evidenced by the certificates, if any, identified in Appendix A hereto), are true and complete on the date hereof as if set forth in full herein;
     (c) there are no filings or recordings of the Credit Agreement or any other document to be made with any Governmental Authority or any stamp or similar tax to be paid on or in respect of this Additional Subsidiary Borrower Designation Letter, the Credit Agreement or any other document that if not made or paid would adversely affect the legality, validity, enforceability or admissibility in evidence of the Credit Agreement against it; and
     (d) [other representations with respect to [_______] law deemed appropriate in the reasonable determination of the Administrative Agent.]
          The Additional Subsidiary Borrower hereby pledges and grants the security interests in all right, title and interest of the Additional Subsidiary Borrower in all Collateral (as defined in the Pledge Agreement) now owned or hereafter acquired by the Additional Subsidiary Borrower and whether now existing or hereafter coming into existence provided for by Article III of the Pledge Agreement as collateral security for its Secured Obligations and agrees that Annex 1 thereof shall be supplemented as provided in Appendix A hereto.
          The Additional Subsidiary Borrower hereby requests that counsel to the Additional Subsidiary Borrower deliver the opinion referred to in Section 5.02(c)(iii) of the Credit Agreement to the Administrative Agent and the Lenders.
          This Additional Subsidiary Borrower Designation Letter shall be governed by and construed in accordance with the law of the State of New York.
Additional Subsidiary Borrower Designation Letter

          IN WITNESS WHEREOF, the Company and the Additional Subsidiary Borrower have caused this Additional Subsidiary Borrower Designation Letter to be duly executed and delivered as of the day and year first above written.

LAMAR MEDIA CORP.
By:
Name:
Title:

[NAME OF ADDITIONAL SUBSIDIARY BORROWER]
By:
Name:
Title:

Accepted and Agreed: JPMORGAN CHASE BANK, N.A. as Administrative Agent
By:
Name:
Title:

Additional Subsidiary Borrower Designation Letter

Appendix A to Additional Subsidiary
Borrower Designation Letter
Supplement to Annex 1 to Pledge Agreement
Additional Subsidiary Borrower Designation Letter

Annex 2
CONSENT SOLICITATION STATEMENT
LAMAR MEDIA CORP.
Solicitation of Consents Relating to
6 5/8% Senior Subordinated Notes due 2015
CUSIP No: 513075AM3
November 21, 2006

     THE CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON DECEMBER 8, 2006, UNLESS EXTENDED, AND IF SO EXTENDED, THE DATE AND TIME AS EXTENDED (THE “EXPIRATION DATE”). CONSENTS MAY BE REVOKED ONLY UNDER THE CIRCUMSTANCES DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT. IF THE REQUISITE CONSENTS ARE OBTAINED (AND NOT REVOKED) AND THE PROPOSED AMENDMENT IS ADOPTED AND BECOMES EFFECTIVE, IT WILL BE BINDING ON ALL HOLDERS OF THE NOTES AND THEIR RESPECTIVE TRANSFEREES, WHETHER OR NOT THEY HAVE DELIVERED A CONSENT.

     Lamar Media Corp., a Delaware corporation (the “Company”), hereby solicits (the “Consent Solicitation”) consents (the “Consents”) of the Holders (as defined below) of its 6 5/8% Senior Subordinated Notes due 2015 (the “Notes”), upon the terms and subject to the conditions set forth in this Consent Solicitation Statement (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and in the accompanying Consent Letter (the “Consent Letter” and, together with the Consent Solicitation Statement and the other documents relating to the Consent Solicitation delivered herewith, the “Solicitation Documents”), to an amendment to (the “Proposed Amendment”) certain provisions of the Indenture, dated as of August 16, 2005 (the “Indenture”), among the Company, as issuer, the guarantors named therein (the “Guarantors”), and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), under which the Notes were issued. The Company’s 6 5/8% Senior Subordinated Notes due 2015—Series B issued in August 2006 are a separate class of securities from the Notes and are not subject to this consent solicitation.
     The primary purpose of the Proposed Amendment is to allow foreign Restricted Subsidiaries (as defined in the Indenture) of the Company that are not Guarantors of the Notes to incur or guarantee certain types of indebtedness under the general leverage ratio based incurrence test and/or under the Company’s Senior Credit Facility (as defined in the Indenture) (the “Credit Agreement”) in an aggregate amount at any one time outstanding not to exceed $50.0 million without becoming Guarantors of the Notes. Consent to the Proposed Amendment will also constitute a waiver of the provision of Section 8.04 of the Indenture as it relates to the timing for fixing of a record date for the Consent Solicitation.
     The Consent Solicitation is being made to all persons in whose name a Note was registered at 5:00 p.m., New York City time, on November 17, 2006 (the “Record Date”) and their duly designated proxies. The Consent of Holders of not less than a majority in aggregate principal amount of all outstanding Notes as of the Record Date (the “Requisite Consents”) is required under the Indenture for the Proposed Amendment to be approved. Once approved and effective, the Proposed Amendment will be binding on the Holders or any subsequent holder of the Notes.
     The effectiveness of the proposed amendment will be conditioned upon receipt of the requisite consents (the “Senior Lenders Consents”) of the lenders under the Credit Agreement.
     Subject to (i) obtaining the Requisite Consents and the Senior Lenders Consents, and (ii) execution of the Supplemental Indenture (as defined below) by the Company, the Guarantors and the Trustee, the Company will pay to each Holder from whom the Company receives a valid and timely Consent that is not revoked (a “Consenting
Consent Solicitation Statement

Holder”) an amount in cash (a “Consent Fee”) equal to $1.25 per $1,000 in principal amount of Notes owned by such Consenting Holder as of the Record Date for which Consents are given and not revoked.
     Subject to obtaining the Senior Lenders Consents, upon receipt of the Requisite Consents, the Company intends to effect the execution of a supplemental indenture to the Indenture containing the Proposed Amendment (the “Supplemental Indenture”). The Company will not execute the Supplemental Indenture unless and until it obtains the Senior Lenders Consents. Immediately upon such execution by the Company, the Guarantors and the Trustee, the Proposed Amendment will be binding on the Holders and any subsequent holder of the Notes. The date and time on which the Supplemental Indenture is executed by the Company, the Guarantors and the Trustee is hereinafter referred to herein as the “Consent Date.” Consents cannot be revoked after the Consent Date.
     The Company will accept all properly completed, executed and dated Consents received prior to the Expiration Date but will not be obligated to accept any Consents received after the Expiration Date or to pay any Consent Fee therefor.
     The delivery of a Consent to the Proposed Amendment will not affect a Holder’s right to sell or transfer the Notes. Only Holders of record as of the Record Date, or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants (as defined below), may submit a Consent. A duly executed Consent shall bind the Holder executing the same and any subsequent registered holder or transferee of the Notes to which such Consent relates.
     As of November 21, 2006, all of the Notes were held through The Depository Trust Company (“DTC”) by participants in DTC (“DTC Participants”) (such DTC Participants and other registered holders as of the Record Date are referred to herein as “Holders”).
     Holders residing outside the United States who wish to deliver a Consent must satisfy themselves as to their full observance of the laws of the relevant jurisdiction in connection therewith. If the Company becomes aware of any state or foreign jurisdiction where the making of the Consent Solicitation is prohibited, the Company will make a good faith effort to comply with the requirements of any such state or foreign jurisdiction. If, after such effort, the Company cannot comply with the requirements of any such state or foreign jurisdiction, the Consent Solicitation will not be made to (and Consents will not be accepted from or on behalf of and no Consent Fee will be paid to) Holders in such state or foreign jurisdiction.
     CONSENTS SHOULD BE SENT TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE LAST PAGE OF THIS CONSENT SOLICITATION STATEMENT. UNDER NO CIRCUMSTANCES SHOULD ANY HOLDER DELIVER ANY NOTES TO ANY PERSON.
     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS CONSENT SOLICITATION STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE INFORMATION AGENT NOR THE SOLICITATION AGENT ASSUME ANY RESPONSIBILITY FOR THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONCERNING THE COMPANY OR ITS AFFILIATES OR THE NOTES CONTAINED IN THIS CONSENT SOLICITATION STATEMENT OR FOR ANY FAILURE BY THE COMPANY TO DISCLOSE EVENTS THAT MAY HAVE OCCURRED AND MAY AFFECT THE SIGNIFICANCE OR ACCURACY OF SUCH INFORMATION. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.
     THIS CONSENT SOLICITATION STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES DESCRIBED OR OTHERWISE REFERRED TO IN THIS CONSENT SOLICITATION STATEMENT.
Consent Solicitation Statement

     The Indenture (although not incorporated in this Consent Solicitation Statement and not deemed a part of this Consent Solicitation Statement) is available from the Company upon request. Such requests should be made to Lamar Media Corp., Attention: Keith Istre, 5551 Corporate Boulevard, Baton Rouge, Louisiana 70808 or by telephone at (225) 926-1000.
FORWARD—LOOKING STATEMENTS
     This Consent Solicitation Statement contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “intend” or similar expressions.
     Forward-looking statements are subject to important factors that could cause actual results to differ materially from those contained in any forward-looking statement. You should keep in mind that any forward-looking statement made by the Company in this Consent Solicitation Statement speaks only as of the date of the Consent Solicitation Statement. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. In any event, these and other important factors may cause actual results to differ materially from those indicated by the Company’s forward-looking statement
SUMMARY
     This Consent Solicitation Statement and the Consent Letter contain important information that should be read carefully before any decision is made with respect to the Consent Solicitation.
     The following summary is provided solely for the convenience of the Holders of the Notes. This summary is not intended to be complete and is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement.

Consent Fee:	$1.25 per $1,000 principal amount of Notes owned by a Consenting Holder as of the Record Date for which Consents are given and not revoked will be paid to such Consenting Holder, provided that the Requite Consents and the Senior Lenders Consents are obtained.

Record Date:	November 17, 2006

Consent Date:	The date on which the Supplemental Indenture is executed by the Company, the Guarantors and the Trustee.

Expiration Date:	The Expiration Date for the Consent Solicitation will be 5:00 p.m., New York City time on December 8, 2006, unless extended, and if so extended, the date and time as extended (the “Expiration Date”). See “The Consent Solicitation — Expiration Date; Extensions; Terminations.”

The Consent Solicitation:	Subject to obtaining the Senior Lenders Consents, the Company is seeking Consents from Holders of the Notes to the Proposed Amendment to the Indenture. When the Requisite Consents and the Senior Lenders Consents have been obtained, the Company, the Guarantors and the Trustee will execute the Supplemental Indenture. If the Requisite Consents and the Senior Lenders Consents are obtained and the Supplemental Indenture is executed, then each Holder of Notes, and any subsequent holder of the Notes, will be bound by the Proposed Amendment even if that Holder did not consent to the Proposed Amendment.
Consent Solicitation Statement

Requisite Consents:	Holders must grant (and not revoke) valid Consents in respect of a majority in aggregate principal amount of all outstanding Notes to approve the Proposed Amendment. As of the date of this Consent Solicitation Statement, the aggregate outstanding principal amount of the Notes was $400.0 million.

Senior Lenders Consents:	Consents of Senior Lenders representing a majority of the loans, letters of credit and commitments outstanding under the Company’s Credit Agreement are required to approve the Proposed Amendment under the Credit Agreement.

Procedures for Delivery of Consents:	Consents must be delivered to the Tabulation Agent on or before the Expiration Date, including any extension thereof. DTC is expected to grant an omnibus proxy authorizing the DTC Participants to deliver a Consent. Only registered Holders of Notes as of the Record Date or their duly designated proxies, including, for the purposes of this Consent Solicitation, DTC Participants, are eligible to consent to the Proposed Amendment. Therefore, a beneficial owner of an interest in Notes held in an account of a DTC Participant who wishes a Consent to be delivered must properly instruct such DTC Participant to cause a Consent to be given in respect of such Notes. See “The Consent Solicitation — Consent Procedures.”

Revocation of Consents:	Revocation of Consents to the Proposed Amendment may be made at any time prior to the Consent Date, but only by the Holder that previously granted such Consent (or a duly designated proxy of such Holder). Consents to the Proposed Amendment may not be revoked at any time on or after the Consent Date, even if the Consent Solicitation is extended beyond the previously announced Expiration Date. See “The Consent Solicitation — Revocation of Consents.”

Tabulation Agent:	The Altman Group, Inc. is serving as Tabulation Agent (the “Tabulation Agent”) in connection with the Consent Solicitation. The Tabulation Agent’s contact information is listed on the last page of this Consent Solicitation Statement.

Solicitation Agent:	The Company has retained J.P. Morgan Securities Inc. as Solicitation Agent. The Solicitation Agent will solicit Consents on behalf of the Company. The Solicitation Agent’s contact information is listed on the last page of this Consent Solicitation Statement.
INFORMATION ABOUT THE COMPANY
     The Company is one of the largest outdoor advertising companies in the United States based on number of displays and has operated under the Lamar name since 1902. As of September 30, 2006, it owned and operated approximately 159,000 billboard advertising displays in 44 states, Canada and Puerto Rico, operated over 100,000 logo advertising displays in 20 states and the province of Ontario, Canada, and had more than 70 transit advertising franchises in the United States, Canada and Puerto Rico. The Company offers its customers a fully integrated service, satisfying all aspects of their billboard display requirements from ad copy production to placement and maintenance.
PROPOSED AMENDMENT
Description of Proposed Amendment
     The Proposed Amendment would allow Restricted Subsidiaries (as defined in the Indenture) that are organized under the laws of a foreign jurisdiction to incur or guarantee indebtedness in an aggregate amount not to exceed $50.0 million, without becoming Guarantors of the Notes under the general leverage ratio based incurrence test and/or under the Credit Agreement.
Consent Solicitation Statement

     Consent to the Proposed Amendment will also constitute a waiver of the provision of Section 8.04 of the Indenture that provides that a record date must be fixed that is at least 30 days prior to the first solicitation of a consent.
Text of Proposed Amendment
     The Proposed Amendment would amend Section 4.17 of the Indenture. Below is the text of the Proposed Amendment, marked against the current text of Section 4.17. Capitalized terms are defined in the Indenture.
Section 4.17 Guarantees of Certain Indebtedness
     The Company will not permit any of the Restricted Subsidiaries (other than the Guarantors) to (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of the Company or any other Restricted Subsidiary), (b) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of the Company or (c) subject to the succeeding paragraph of this Section 4.17, incur or guarantee any Indebtedness under Section 4.10 or under clause (i) of the definition of Permitted Indebtedness, in each case unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary’s Guarantee of the Notes pursuant to Article 10 of this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture.
     Notwithstanding anything in clause (c) of the first sentence of this Section 4.17 to the contrary, any Restricted Subsidiary which is organized in a jurisdiction other than the United States of America, any state thereof or the District of Columbia may incur or guarantee Indebtedness under Section 4.10 or under clause (i) of the definition of Permitted Indebtedness without executing and delivering a supplemental indenture evidencing such Restricted Subsidiary’s guarantee of the Notes pursuant to Article 10 of this Indenture, provided that all such Indebtedness so incurred or guaranteed by such Restricted Subsidiaries which have not executed and delivered such supplemental indentures shall not exceed $50 million in principal amount outstanding at any time. Nothing in the preceding sentence shall restrict in any manner the ability of any Restricted Subsidiary referred to in the preceding sentence from incurring or guaranteeing Indebtedness otherwise permitted under any other provision of this Indenture.
THE CONSENT SOLICITATION
General
     The Company is soliciting Consents from Holders, upon the terms and subject to the conditions set forth in the Solicitation Documents, to the Proposed Amendment to the Indenture. See “Proposed Amendment.”
     Consents may not be revoked at any time on or after the Consent Date, even if the Consent Solicitation is extended beyond the previously announced Expiration Date. Subject to obtaining the Senior Lenders Consents, if the Requisite Consents are received (and not revoked) on or before the Expiration Date, the Proposed Amendment will be effected by execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee and will become binding on the Holders and any subsequent holder of the Notes on that date, which is referred to herein as the Consent Date. The Company will not execute the Supplemental Indenture unless and until it obtains the Senior Lenders Consents.
     A Consent Fee equal to $1.25 per $1,000 principal amount of Notes owned by a Consenting Holder as of the Record Date for which consents are given will be paid to such Consenting Holder in connection with the Consent Solicitation. The Consent Fees will not be paid unless (i) the Requisite Consents are received on or prior to the Expiration Date, (ii) the Company obtains the Senior Lenders Consents and (iii) the Supplemental Indenture is executed by the Company, the Guarantors and the Trustee.
Consent Solicitation Statement

     Consents may be solicited by directors, officers and other employees of the Company, without any additional remuneration, by mail, in person, or by telephone, facsimile or other means. The Company has retained the Tabulation Agent and the Solicitation Agent to aid in the Consent Solicitation.
Requisite Consent
     The Consent of Holders of at least a majority in aggregate principal amount of all outstanding Notes (the “Requisite Consents”) is required under the Indenture for the Proposed Amendment to be approved. Once effective, the Proposed Amendment will be binding on the Holders or any subsequent holder of the Notes. As of the date hereof, the aggregate outstanding principal amount of the Notes was $400.0 million.
     The failure of a Holder to deliver a Consent (including any failure resulting from broker non-votes) will have the same effect as if such Holder had voted “Against” the Proposed Amendment.
     If a Holder delivers a Consent that does not specify the aggregate principal amount of Notes with respect to which the Consent relates, or if neither the “For” nor the “Against” box is marked with respect to such Notes, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes which such Holder holds directly or indirectly through DTC.
Expiration Date; Extensions; Termination
     The Consent Solicitation will expire at 5:00 p.m., New York City time, on December 8, 2006 unless extended and if so extended, the date and time as extended (the “Expiration Date”). Subject to obtaining the Senior Lenders Consents, if the Requisite Consents are obtained on or before the Expiration Date, the Supplemental Indenture will be executed promptly following receipt of the Requisite Consents and be binding on the Holders and any subsequent holder of the Notes. The Company will pay the Consent Fee to Holders that return properly completed, executed and unrevoked Consents, as provided herein, no later than the Expiration Date, even if the Proposed Amendment becomes effective prior to that date. Consents may be revoked at any time prior to the Consent Date, but may not be revoked thereafter. The Company will not execute the Supplemental Indenture, however, and no Consent Fees will be paid, unless and until it obtains the Senior Lenders Consents.
     The Company reserves the right to extend the Consent Solicitation at any time and from time to time, whether or not the Requisite Consents have been received, by giving oral or written notice to the Tabulation Agent no later than 9:00 a.m., New York City time, on the next business day after the previously announced Expiration Date. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to the Holders). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.
     The Company expressly reserves the right for any reason (i) to abandon, terminate or amend the Consent Solicitation at any time prior to the Expiration Date by giving oral or written notice thereof to the Tabulation Agent, and (ii) not to extend the Consent Solicitation beyond the last previously announced Expiration Date. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or by other public announcement (or by written notice to the Holders). If the Company terminates the Consent Solicitation, Consent Fees will not be paid, irrespective of whether the Requisite Consents were received.
Failure to Obtain the Requisite Consent
     In the event the Requisite Consents are not obtained and the Consent Solicitation is terminated or expires, the Supplemental Indenture will not be executed, the Proposed Amendment will not become operative and Consent Fees will not be paid.
Consent Solicitation Statement

Failure to Obtain Senior Lenders Consents
     In the event that the Senior Lenders Consents are not obtained, then the Supplemental Indenture will not be executed and the Consent Fees will not be paid—even if the Requisite Consents were obtained.
Consent Fee
     Subject to (i) obtaining the Requisite Consents and the Senior Lenders Consents and (ii) the execution of the Supplemental Indenture by the Company, the Guarantors and the Trustee, the Company hereby offers to pay each Consenting Holder a Consent Fee equal to $1.25 per $1,000 principal amount of Notes owned by such Consenting Holder as of the Record Date for which Consents are given and not revoked. If the Requisite Consents are not received prior to the Expiration Date, Consent Fees will not be paid to any Holder. If the Senior Lenders Consents are not obtained, the Consent Fees will not be paid to any holder—even if the Requisite Consents were obtained on or before the Expiration Date. Any payment of Consent Fees will be made as promptly as practicable after the later of the Expiration Date and the date that the Senior Lenders Consents are obtained. The outstanding principal amount of Notes as of the Record Date was $400,000,000. Based on the outstanding principal amount of Notes as of the Record Date, the maximum aggregate Consent Fees will be $500,000. As provided in the Consent Letter, Consenting Holders may instruct the Tabulation Agent to pay all or part of the Consent Fees to which the Consenting Holders are entitled to designated third party payees.
Consent Procedures
     Only Holders (i.e., persons in whose name a Note is registered or their duly designated proxies) may execute and deliver a Consent Letter. DTC is expected to grant an omnibus proxy authorizing DTC Participants to deliver a Consent Letter. Accordingly, for the purposes of this Consent Solicitation, the term “Holder” shall be deemed to mean record holders and DTC Participants who held Notes through DTC as of the Record Date. In order to cause a Consent to be given with respect to Notes held through DTC, such DTC Participant must complete and sign the appropriate form of Consent Letter, and mail or deliver it to the Tabulation Agent at its address or facsimile number set forth on the last page of this Consent Solicitation Statement pursuant to the procedures set forth herein and therein.
     A beneficial owner of an interest in Notes held through a DTC Participant must complete and sign the Letter of Instructions and deliver it to such DTC Participant in order to cause Consent to be given by such DTC Participant with respect to such Notes.
     Giving Consent will not affect a Holder’s right to sell or transfer the Notes. All Consents received by the Tabulation Agent on or before the Expiration Date will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the Holder revokes such Consent prior to the Consent Date by following the procedures set forth under “Revocation of Consents” below.
     HOLDERS WHO WISH TO CONSENT TO THE PROPOSED AMENDMENT SHOULD MAIL, HAND DELIVER, SEND BY OVERNIGHT COURIER OR FACSIMILE (CONFIRMED BY PHYSICAL DELIVERY) THEIR PROPERLY COMPLETED AND DULY EXECUTED CONSENT LETTERS TO THE TABULATION AGENT AT THE ADDRESS OR FACSIMILE NUMBER SET FORTH ON THE LAST PAGE HEREOF AND ON THE CONSENT LETTER IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN.
     CONSENTS SHOULD BE DELIVERED TO THE TABULATION AGENT, NOT TO THE COMPANY, THE GUARANTORS OR THE TRUSTEE. HOWEVER, THE COMPANY RESERVES THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY IT.
     HOLDERS SHOULD NOT TENDER OR DELIVER NOTES AT ANY TIME.
     All Consents that are properly completed, signed and delivered to the Tabulation Agent, and not revoked, on or before the Consent Date will be given effect in accordance with the specifications thereof. Holders who desire to
Consent Solicitation Statement

consent to the Proposed Amendment should complete, sign and date, the appropriate form of Consent Letter included herewith and mail, deliver, send by overnight courier or facsimile (confirmed by physical delivery) the signed Consent Letter to the Tabulation Agent at the address or facsimile listed on the last page of this Consent Solicitation Statement and on the Consent Letter, all in accordance with the instructions contained herein and therein.
     Consents by record Holders must be executed in exactly the same manner as such Holder(’s)(s’) name(s) are so registered. Consents by Holder(s) who are DTC Participants must be executed in exactly the same manner as such Holder(s) name(s) are registered with DTC. If a Consent is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the Consent form appropriate evidence of authority to execute the Consent. In addition, if Consent relates to less than the total principal amount of Notes which such Holder holds directly or through DTC, the Holder must list the principal amount of Notes which such Holder holds to which the Consent relates. If a Holder delivers a Consent that does not specify the aggregate principal amount of Notes with respect to which the consent relates, or if neither the “For” nor the “Against” box is marked with respect to such Notes, but the Consent Letter is otherwise properly completed and signed, the Holder will be deemed to have consented to the Proposed Amendment with respect to the entire aggregate principal amount of Notes which such Holder holds directly or indirectly through DTC.
     The registered ownership of a Note as of the Record Date shall be proven by the Trustee, as registrar of the Notes. The ownership of Notes held through DTC by DTC Participants shall be established by a DTC security position listing provided by DTC as of the Record Date. All questions as to the validity, form and eligibility (including time of receipt) regarding the consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could, in the opinion of the Company, or its counsel, be unlawful. The Company also reserves the right, subject to such final review as the Trustee prescribes for the proof of execution and ownership, to waive any defects or irregularities in connection with deliveries of particular Consents. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. None of the Guarantors or the Company or any of their affiliates, the Tabulation Agent, the Trustee or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consents will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.
Revocation of Consents
     Each Holder who delivers a Consent pursuant to the Consent Solicitation will agree in the Consent Letter that it will not revoke its Consent on or after the Consent Date and that until such time it will not revoke its Consent except in accordance with the conditions and procedures for revocation of Consents provided below. Each properly completed and executed Consent will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents has been followed and completed prior to the Consent Date. The Company will make prompt public disclosure of the occurrence of the Consent Date by press release or other public disclosure (or by written notice to the Holders).
     Prior to the Consent Date, any Holder may revoke any Consent given as to its Notes or any portion of such Notes. A Holder desiring to revoke a Consent must deliver to the Tabulation Agent at the address set forth on the last page of this Consent Solicitation Statement and on the Consent Letter a written revocation of such Consent in the form of a subsequent Consent Letter marked “Against” the Proposed Amendment, including the principal amount of Notes to which such revocation relates and the signature of such Holder. The Tabulation Agent will promptly forward any such written revocations to the Trustee. A revocation of a Consent may only be rescinded by the execution and delivery of a new Consent Letter, in accordance with the procedures herein described by the Holder who delivered such revocation.
Consent Solicitation Statement

     The revocation must be executed by such Holder in the same manner as the Holder’s name appears on the Consent to which the revocation relates. If a revocation is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A Holder may revoke a Consent only if such revocation complies with the provisions of this Consent Solicitation Statement. In order to revoke a Consent with respect to its Notes, a beneficial owner of Notes who was not the Holder of such Notes as of the Record Date must instruct the Holder of such Notes on the Record Date to revoke any Consent already given with respect to such Notes.
     The Company reserves the right to contest the validity of any revocation and all questions as to the validity (including time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding subject only to such final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of the Guarantors, the Company, any of their affiliates, the Solicitation Agent, the Tabulation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to given such notification.
Tabulation Agent
     The Company has retained The Altman Group, Inc. as Tabulation Agent in connection with the Consent Solicitation. The Tabulation Agent will be responsible for collecting Consents. The Tabulation Agent will receive a customary fee for such services and reimbursement of its reasonable out-of-pocket expenses.
     Requests for assistance in filling out and delivering Consents or for additional copies of this Consent Solicitation Statement or the Consent Letter may be directed to the Tabulation Agent at the address and telephone number set forth on the last page of this Consent Solicitation Statement.
Solicitation Agent
     The Company has retained J.P. Morgan Securities Inc. as Solicitation Agent in connection with the Consent Solicitation. The Solicitation Agent will solicit Consents on behalf of the Company. The Solicitation Agent will be reimbursed for any reasonable out-of-pocket expenses. The Company has agreed to indemnify the Solicitation Agent against certain liabilities and expenses, including liabilities under the federal securities laws, in connection with the Consent Solicitation. The Solicitation Agent and its affiliates have performed various investment banking, commercial lending and financial advisory services for the Company (including in connection with the Notes and the Credit Agreement), for which they have received customary compensation, and may continue to do so in the future. The Solicitation Agent, in the ordinary course of its business, makes markets in securities of the Company and its affiliates, including the Notes. As a result, from time to time, the Solicitation Agent may own certain of the Company’s securities, including the Notes.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
     The following discussion summarizes certain material U.S. federal income tax consequences resulting from the Consent Solicitation. This summary deals only with the Notes held as capital assets within the meaning of Section 1221 of the Code (as defined below) by United States Holders (as defined below) and non-United States Holders (as defined below).
     This discussion does not describe all of the tax consequences that may be relevant to a United States Holder in light of the United States Holder’s particular circumstances or to United States Holders subject to special rules, such as:
•	certain financial institutions;

•	insurance companies;
Consent Solicitation Statement

•	dealers in securities or foreign currencies;

•	persons holding Notes as part of a “straddle,” “hedge” or “conversion” transaction;

•	United States Holders whose functional currency is not the U.S. dollar;

•	U.S. expatriates;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	persons subject to the alternative minimum tax;

•	subchapter S corporations; and

•	tax exempt entities.
     In addition, this discussion does not consider the effect of any applicable foreign, state, local or other tax laws.
     This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, in each case as of the date of this Consent Solicitation Statement, changes to any of which subsequent to the date of this Consent Solicitation Statement may affect the tax consequences described in this Consent Solicitation Statement.
     PERSONS CONSIDERING THE CONSENT SOLICITATION ARE URGED TO CONSULT THEIR OWN TAX ADVISERS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS, AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTIONS.
     TO COMPLY WITH TREASURY DEPARTMENT CIRCULAR 230, HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS CONSENT SOLICITATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY HOLDERS, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON A HOLDER UNDER THE CODE; (B) ANY SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) HOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.
     As used in this Consent Solicitation Statement, the term “United States Holder” means a beneficial owner of a Note that is for U.S. federal income tax purposes:
•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has in effect a valid election to be treated as a domestic trust for United States federal income tax purposes.
     As used in this Consent Solicitation Statement, the term “non-United States Holder” means a beneficial owner of a Note (other than a partnership) that is not a United States Holder.
Consent Solicitation Statement

     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a Note, the tax treatment of a partner in that partnership will generally depend on the status of the partner and the activities of the partnership. Holders of Notes that are partnerships and partners in those partnerships are urged to consult their tax advisors regarding the U.S. federal income tax consequences resulting from the Consent Solicitation.
     The statements regarding U.S. federal income tax considerations set out below assume that the Notes were issued, and transfers of the Notes and payments on the Notes have been and will continue to be made, in accordance with the Indenture.
Tax Consequences to United States Holders
     The U.S. federal income tax consequences to a United States Holder of Notes as a result of the adoption of the Proposed Amendment will depend on whether, under applicable Treasury regulations, the adoption of the Proposed Amendment results in a “significant modification” of the Notes and, if so, whether such adoption results in a recapitalization within the meaning of Section 368(a)(1)(E) of the Code.
     Under applicable Treasury regulations, the modification of a debt instrument, such as the Notes, is a significant modification resulting in a deemed exchange of the Notes (referred to in this section as the “Old Notes”) for new Notes (the “New Notes,” and that exchange, a “Deemed Exchange”) if, based on all the facts and circumstances, and taking into account all modifications of the relevant Notes collectively, the legal rights and obligations under the Notes are altered in a manner that is “economically significant.” The regulations provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. In addition, the regulations provide that a modification that releases, substitutes, adds or otherwise alters the collateral for or a guarantee on a recourse debt instrument is a significant modification only if the modification results in a change in payment expectations.
     The Company believes, and intends to take the position, that the provisions proposed to be amended are not economically significant and, consequently, that the adoption of the Proposed Amendment should not result in a Deemed Exchange or recognition of gain or loss. If the Proposed Amendment is adopted, and such adoption does not result in a Deemed Exchange, United States Holders of Notes would not recognize any income, gain or loss for U.S. federal income tax purposes as a result of such adoption, and, except as discussed below with respect to the Consent Fee, such United States Holders would recognize income in respect of the Notes at the same times and in the same amounts as such United States Holders would have recognized had the Proposed Amendment not been adopted.
     Although not free from doubt, both the Old Notes and the New Notes should be treated as “securities” for purposes of Section 368(a)(1)(E) of the Code. Thus, even if the adoption of the Proposed Amendment were considered to result in a Deemed Exchange, the exchange should be treated as a recapitalization (and therefore, a generally tax-free reorganization), and United States Holders of the Old Notes should not recognize any gain or loss on the Deemed Exchange, except with respect to the Consent Fee and except that such United States Holders may recognize ordinary income to the extent that the New Notes are treated as received in satisfaction of accrued but untaxed interest on the Old Notes. United States Holders should obtain a tax basis in the New Notes equal to their tax basis in the Old Notes deemed to be surrendered therefor decreased by any Consent Fee received and increased by any gain recognized, and should have a holding period for the New Notes that includes the holding period for the Old Notes; provided that the tax basis of any New Note (or portion thereof) treated as received in satisfaction of accrued interest should equal the amount of such accrued interest, and the holding period for such New Note (or portion thereof) should not include the holding period of the Old Notes.
     If the adoption of the Proposed Amendment were to result in a Deemed Exchange and the Deemed Exchange were not to qualify for treatment as a tax-free recapitalization, a United States Holder of the Old Notes would recognize gain or loss for U.S. federal income tax purposes upon the Deemed Exchange in an amount equal to the difference between (i) the United States Holder’s adjusted tax basis in the Old Notes on the date of the Deemed Exchange and (ii) the sum of the issue price of the New Notes deemed to be received in exchange therefor and any Consent Fee received. Generally, a United States Holder’s “adjusted tax basis” for an Old Note will be equal to the
Consent Solicitation Statement

cost of the Note to the United States Holder, increased, if applicable, by any market discount (described below) previously included in income by the United States Holder under an election to include market discount in gross income currently as it accrues (including any market discount included in the taxable year of the Deemed Exchange prior to the date of the Deemed Exchange), and reduced (but not below zero) by the accrual of any amortizable bond premium which the United States Holder has previously elected to offset against interest payments on the Note. If either the Old Notes or the New Notes are properly treated as traded on an established securities market within the meaning of Section 1273(b) of the Code, the issue price of the New Notes will be the fair market value of the Old Notes or the New Notes, as applicable. If neither the Old Notes nor the New Notes are properly treated as traded on an established securities market, the issue price of the New Notes will be the stated principal amount of the New Notes. Subject to the treatment of a portion of any gain as ordinary income to the extent of any market discount (described below) accrued on the Old Notes (and not previously included in income by the United States Holder) to, and accrued and untaxed interest as of, the date of the Deemed Exchange, such gain or loss would be long-term capital gain or loss if the United States Holder held the Old Notes for more than one year on the date of the Deemed Exchange. The deduction of capital losses for U.S. federal income tax purposes is subject to limitations. A United States Holder’s holding period for a New Note would commence on the date immediately following the date of the Deemed Exchange, and the United States Holder’s initial tax basis in the New Note would be the issue price of the New Note.
     If a deemed exchange is treated as a wash sale within the meaning of Section 1091 of the Code, United States Holders would not be allowed to recognize currently any loss resulting from the Deemed Exchange. Instead, such loss will be deferred and capitalized into the basis of the New Notes. United States Holders should consult their own tax advisors regarding whether a deemed exchange may be subject to the wash sale rules.
     An exception to the capital gain treatment described above may apply to a United States Holder who purchased a Note with “market discount.” Subject to a statutory de minimis exception, market discount is the excess of the principal amount of the Note over the United States Holder’s tax basis in the Note immediately after its acquisition by the United States Holder. In general, unless the United States Holder has elected to include market discount in income currently as it accrues, any gain realized by a United States Holder on the sale, exchange or other disposition of a Note having market discount will be treated as ordinary income to the extent of the market discount that has accrued (on a straight line basis or, at the election of the United States Holder, on a constant yield basis) while the Note was held by the United States Holder. If the Deemed Exchange qualifies as a recapitalization, however, any market discount on the Old Notes prior to the deemed exchange that exceeds the Consent Fee would survive the Deemed Exchange, although some or all of the market discount could effectively be converted into original issue discount, as described below.
     Subject to a statutory de minimis exception, if the issue price of a New Note at the time of the Deemed Exchange were less than its principal amount, the New Note would have original issue discount for U.S. federal income tax purposes, which would be included in the United States Holder’s gross income on a constant yield basis in advance of receipt of cash attributable to that discount over the remaining term of the Notes.
Treatment of Consent Fee
     If there is no Deemed Exchange, the Consent Fee may be treated as either (i) additional interest on the Notes or (ii) a fee for consenting to the Proposed Amendment. In either case, the amount of the Consent Fee would be taxable to the Consenting Holder as ordinary income. The Company intends to treat the Consent Fee as a payment of a fee for consenting to the Proposed Amendment. If there is a Deemed Exchange, the Consent Fee would likely be treated as additional consideration received in the Deemed Exchange. If the Deemed Exchange constitutes a recapitalization as discussed above, the United States Holder would recognize any gain on the Deemed Exchange to the extent that such gain did not exceed the Consent Fee received.
     United States Holders of Notes are urged to consult their own tax advisers as to the consequences of the adoption of the Proposed Amendment.
Consent Solicitation Statement

Tax Consequences to Non-United States Holders
     If the adoption of the Proposed Amendment were to result in a Deemed Exchange, Non-United States Holders generally will not be subject to U.S. federal income tax on income (if any) recognized in connection with such Deemed Exchange unless income in respect of the Notes is treated as effectively connected to the conduct of a trade or business by the non-United States Holder in the United States (and, if certain tax treaties apply, is attributable to a U.S. permanent establishment maintained by the non-United States Holder) or, in the case of a non-resident alien individual non-U.S. Holder, the holder is present in the United States for 183 days or more in the year of the Deemed Exchange and certain other conditions are met. In such case, the U.S. federal income tax consequences to such non-United States Holder would be the same as those applicable to United States Holders described above.
Treatment of Consent Fee
     Consent Fees paid to non-United States Holders may be subject to U.S. federal withholding tax at a rate of 30% unless (i) the Consent Fee is treated as effectively connected to the conduct of a trade or business by the Holder in the United States and the Holder provides a properly executed Form W8-ECI or (ii) a tax treaty either eliminates or reduces such withholding tax and the Holder provides a properly executed Form W-8BEN claiming treaty benefits.

     In order to give a Consent, a Holder should mail, hand deliver, send by overnight courier or facsimile (confirmed by physical delivery) a properly completed and duly executed Consent Letter, and any other required documents, to the Tabulation Agent at its address or facsimile set forth below. Any questions or requests for assistance or for additional copies of this Consent Solicitation Statement or related documents may be directed to the Tabulation Agent or the Solicitation Agent. Contact information for each of the Tabulation Agent and Solicitation Agent are set forth below.
Tabulation Agent:
The Altman Group, Inc.
1200 Wall Street West, 3rd Floor
Lyndhurst, NJ 07071
Attn: Jason Vinick
Fax: (201) 460-0050
Telephone (for confirmation or information):
Noteholders: (800) 294-3174
Banks and Brokers: (201) 806-7300
Solicitation Agent:
J.P. Morgan Securities Inc.
High Yield Capital Markets
270 Park Avenue — 5th Floor
New York, NY 10017
Attn: Punit N. Patel
Tel: 212-270-7407 (call collect)
Fax: 212-270-1329
Consent Solicitation Statement